UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 2, 2006
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24699	62-1742957

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

200 Talcott Avenue South
Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)
(617) 673-8000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
Executive Compensation
On February 2, 2006, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of Bright Horizons Family Solutions, Inc. (the “Company”) approved certain resolutions, including with respect to the following actions:
2006 Salaries. The Committee set the following salaries for 2006 for the named executive officers set forth in the table below:

		Amount of
Executive Officer	Title	2006 Salary
David H. Lissy	CEO	$298,000
Mary Ann Tocio	President and COO	$298,000
Elizabeth J. Boland	CFO and Treasurer	$218,400
Stephen I. Dreier	CAO and Secretary	$198,400
Cash Incentive Plan. The Committee approved the cash incentive plan for named executive officers for 2006 (the “Bonus Plan”). Pursuant to the Bonus Plan, each named executive officer is eligible for an annual target cash bonus award equal to the percentage of annual salary set forth in the table below (the “Base Bonus”). In addition to the Base Bonus, the Chief Executive Officer and President and Chief Operating Officer are eligible to receive up to 150% of the Base Bonus for significant overachievement of performance expectations (the “Incremental Bonus”), providing the Chief Executive Officer and President and Chief Operating Officer with a maximum bonus potential of up to 120% of their annual salary.

	Base Bonus	Incremental Bonus
Executive Officer	(% of 2006 Salary)	(% of 2006 Salary)
David H. Lissy	80%	40%
Mary Ann Tocio	80%	40%
Elizabeth J. Boland	55%	N/A
Stephen I. Dreier	35%	N/A
Equity Compensation Plan. The Committee also approved the equity compensation plan for named executive officers for 2006 (the “Equity Plan”). Pursuant to the Equity Plan, the named executive officers have again been offered a choice of three equity alternatives:
(1)	non-qualified stock options granted with an exercise price equal to the market price of the underlying stock at the date of grant (“Options”);

(2)	restricted stock granted at no cost (“Restricted Stock”); or

(3)	purchased restricted stock (“Purchased Restricted Stock”), with a purchase price equal to 50% of the market price of the underlying stock at the date of grant.

Each of the three equity alternatives will vest 100% at the end of a three-year term, and the Options will expire at the end of seven years.
Each named executive officer may elect to choose one of the three equity alternatives or may choose a combination of the equity alternatives by allocating a percentage among the three equity alternatives (up to 100%); provided, however, that no named executive officer may allocate more than 50% of his or her award to Restricted Stock. For example, a named executive officer may elect to choose 30% in Options, 30% in Restricted Stock and 40% in Purchased Restricted Stock. The following table reflects the maximum number of shares approved for each equity alternative by the Committee:

			Purchased
Executive Officer	Options	Restricted Stock	Restricted Stock
David H. Lissy	49,300	11,400	45,600
Mary Ann Tocio	49,300	11,400	45,600
Elizabeth J. Boland	20,300	4,800	18,800
Stephen I. Dreier	15,100	3,500	14,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland
Chief Financial Officer

Date: February 8, 2006